UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 23, 2014

FRED'S, INC.

(Exact name of registrant as specified in its charter)

TENNESSEE	62-0634010
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Commission file number 001-14565

4300 New Getwell Road

Memphis, Tennessee 38118

(Address of Principal Executive Offices)

(901) 365-8880

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 18, 2014, Fred’s, Inc. (the “Company”) held its 2014 Annual Meeting of Shareholders at which the Company’s shareholders considered and voted on the following three proposals: (1) the election of Directors for a one-year term, (2) the ratification of the election of BDO USA, LLP as our registered public accounting firm and (3) the approval, on a advisory basis, of the Company’s executive compensation.

At the close of business on May 2, 2014, the record date, the Company had 36,854,884 shares of common stock issued and outstanding. There were 35,133,170 shares represented in person or by proxy at the Annual Meeting, which comprise a majority of the issued and outstanding shares of common stock as of the record date.

The final results of the vote on the three shareholder proposals are as follows:

Proposal 1. Election of the Directors

At the Annual Meeting of the Shareholders of Fred’s, Inc., held on June 18, 2014, Michael J. Hayes, John R. Eisenman, Thomas H. Tashjian, B. Mary McNabb, Michael T. McMillan, Bruce A. Efird and Steven R. Fitzpatrick were elected as directors of the Company by vote of the shareholders. The results of the voting were as follows:

Election of Directors:	For	Withheld
Michael J. Hayes	30,725,058	2,387,899
John R. Eisenman	32,194,893	918,064
Thomas H. Tashjian	30,795,003	2,317,954
B. Mary McNabb	32,374,882	738,075
Michael T. McMillan	32,295,199	817,758
Bruce A. Efird	32,320,460	792,497
Steven R. Fitzpatrick	32,907,565	205,392

There were no abstentions and 2,020,213 broker non-votes with respect to this proposal.

Proposal 2.  Approve Selection of Independent Registered Public Accounting Firm

The shareholders voted to ratify the appointment of BDO USA, LLP as our registered public accounting firm for the fiscal year ending January 31, 2015. The results of the voting were as follows:

For	Against	Abstain
34,387,671	178,973	566,526

There were no broker non-votes with respect to this proposal.

Proposal 3. Advisory vote on Executive Compensation

The shareholders voted to approve, on a nonbinding, advisory basis, the compensation of our executive officers. The results of the voting were as follows:

For	Against	Abstain
32,485,186	603,304	24,462

There were 2,020,218 broker non-votes with respect to this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2014	FRED’S, Inc.
(Registrant)

/s/ Jerry A. Shore
Jerry A Shore
Executive Vice President,
Chief Financial Officer and
Chief Operating Officer